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                                                                 Exhibit (g)(2)

                                                                Dated as of:
                                                                August 13, 2008

                                   SCHEDULE A
                                     TO THE
                                CUSTODY AGREEMENT
                                     BETWEEN
                               THE COVENTRY GROUP
                                       AND
                      BOSTON TRUST & INVESTMENT MANAGEMENT
                  (F/K/A UNITED STATES TRUST COMPANY OF BOSTON)

                                  Name of Fund
                                  ------------

                            Boston Trust Balance Fund
                            Boston Trust Equity Fund
                            Boston Trust Midcap Fund
                           Walden Social Balanced Fund
                            Walden Social Equity Fund
                        Walden Small Cap Innovations Fund


                                            BOSTON TRUST & INVESTMENT
                                            MANAGEMENT COMPANY
                                            (F/K/A/ UNITED STATES TRUST
THE COVENTRY GROUP                          COMPANY OF BOSTON)


By:                                         By:
    ----------------------------                -----------------------------

Name: John Danko                            Name: Lucia Santini

Title: President                            Title: Senior Vice President